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                                                                    Exhibit 10.5


                        FIRST COMMUNITY BANCSHARES, INC.
                                 LIFE INSURANCE
                      ENDORSEMENT METHOD SPLIT DOLLAR PLAN
                                  AND AGREEMENT



Insurer:

Policy Number:

Company:                                    First Community Bancshares, Inc.
                                            and its Affiliates

Insured:

Relationship of Insured to Company:         Executive

The respective rights and duties of the Company and the Insured in the above-referenced policy shall be pursuant to the terms set forth below:

I.       DEFINITIONS

         Refer to the policy contract for the definition of all terms in this Plan and Agreement not defined herein.

II.      POLICY TITLE AND OWNERSHIP

         Title and ownership shall reside in the Company for its use and for the use of the Insured all in accordance with this Plan and Agreement. Where the Company and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Split Dollar policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Plan and Agreement.

III.     BENEFICIARY DESIGNATION RIGHTS

         The Insured (or assignee) shall have the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such beneficiary, subject to any right or interest the Company may have in such proceeds, as provided in this Plan and Agreement.

IV.      PREMIUM PAYMENT METHOD

         The Company shall pay, in a single deposit, an amount equal to the premiums calculated under provisions of the Executive Retention Plan and Agreement.


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V.       TAXABLE BENEFIT

         Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Company (or its administrator) will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent.

VI.      ENTITLEMENT TO THE CASH SURRENDER VALUE OF THE POLICY

         The Company shall be entitled to an amount equal to the policy's cash value, as that term is defined in the policy contract, less any applicable surrender charges. Such cash value shall be determined and paid as of the date of death.

VII.     DIVISION OF DEATH PROCEEDS

         Subject to Paragraphs VI, IX, and XIV herein, the division of the death proceeds of the policy is as follows:

         A. Should the Insured be employed by the Company, disabled or retired on the date of death, the Insured's beneficiary(ies), designated in accordance with Paragraph III, shall be entitled to an amount equal to eighty percent (80%) of the net at risk insurance portion of the proceeds. The net at risk insurance portion is the total proceeds less the cash value of the policy.

         B. The Company shall be entitled to the remainder of such proceeds..

         C. Should the Insured not be employed by the Company for reasons other than disability or retirement at the time of his death, no benefits will be paid the insured's beneficiary(ies).

         D. The Company and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.


VIII.    TERMINATION OF PLAN AND AGREEMENT

         This Plan and Agreement shall terminate upon the insured leaving the employment of the Company (voluntarily or involuntarily).

         Except as provided above, this Plan and Agreement shall terminate upon distribution of the death benefit proceeds and the cash value in accordance with Paragraph VI and VII above.

IX.      INSURED'S OR ASSIGNEE'S ASSIGNMENT RIGHTS

         The Insured may not, without the written consent of the Company, assign to any individual, trust or other organization, any right, title or interest in the subject policy nor any rights, options, privileges or duties created under this Plan and Agreement.



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X.       PLAN AND AGREEMENT BINDING UPON THE PARTIES

         This Plan and Agreement shall bind the Insured and the Company, their heirs, successors, personal representatives and assigns.

XI.      ERISA PROVISIONS

         The following provisions are part of this Plan and Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"):

         A.       Named Fiduciary and Plan Administrator.

         The "Named Fiduciary and Plan Administrator" of this Endorsement Method Split Dollar Plan and Agreement shall be First Community Bank, N.A. until resignation or removal by the Board of Directors. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of this Split Dollar Plan and Agreement as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

         B.       Funding Policy.

         The funding policy for this Split Dollar Plan and Agreement shall be to maintain the subject policy in force by purchasing a single premium insurance product.

         C.       Basis of Payment of Benefits.

         Direct payment by the Insurer is the basis of payment of benefits under this Plan and Agreement, with those benefits in turn being based on the payment of premiums as provided in the Executive Retention Plan and Agreement.

         D.       Claim Procedures.

         Claim forms or claim information as to the subject policy can be obtained by contacting Benmark. When the Named Fiduciary has a claim which may be covered under the provisions described in the insurance policy, they should contact the office named above, and they will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named Fiduciary what further requirements are necessary. The Insurer will evaluate and make a decision as to payment. If the claim is payable, a benefit check will be issued in accordance with the terms of this Plan and Agreement.



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         In the event that a claim is not eligible under the policy, the Insurer will notify the Named Fiduciary of the denial pursuant to the requirements under the terms of the policy. If the Named Fiduciary is dissatisfied with the denial of the claim and wishes to contest such claim denial, they should contact the office named above and they will assist in making inquiry to the Insurer. All objections to the Insurer's actions should be in writing and submitted to the office named above for transmittal to the Insurer.

XII.     GENDER

         Whenever in this Plan and Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

XIII.    INSURANCE COMPANY NOT A PARTY TO THIS PLAN AND AGREEMENT

         The Insurer shall not be deemed a party to this Plan and Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Plan and Agreement. Payment or other performance in accordance with the policy provisions shall fully discharge the Insurer for any and all liability.

XIV.     CHANGE OF CONTROL

         For purposes of this Plan and Agreement, Change of Control shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Act"), or any comparable successor provision, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Act, within any twelve month period, of 30 percent or more of the outstanding shares of common stock of First Community Bancshares, Inc. (the "Holding Company"); or the approval by the stockholders of the Holding Company of a reorganization, merger, consolidation, share exchange or similar transaction pursuant to which persons who were stockholders of the Holding Company immediately prior to the effective date of such transaction or series of transactions do not, immediately after such date, own more than 60 percent of the combined voting power entitled to vote generally in the election of directors of the surviving or successor corporation; or a liquidation or dissolution of the Holding Company; or the sale of all or substantially all of its assets.

         Upon a Change of Control, if the Insured's employment is subsequently terminated, except for Cause, then the Insured shall be one hundred percent (100%) vested in the benefits promised in this Plan and Agreement. Therefore, upon the death of the Insured, the Insured's beneficiary(ies) (designated in accordance with Paragraph III) shall receive the death benefit provided herein as if the Insured had died while employed by the Company, whether or not such Insured remains employed by the Company.


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         Cause for this Plan and Agreement shall mean, any of the following that result in a material adverse effect on the Company: (i) gross negligence or gross neglect; (ii) conviction for a felony involving fraud or dishonesty; (iii) a breach of fiduciary duty involving personal profit; or (iv) excessive absenteeism without approval of the employer (provided such absenteeism is not caused by disability). If a dispute arises as to discharge for "cause", such dispute shall be resolved by arbitration as set forth in the Executive Retention Plan and Agreement.

XV.      AMENDMENT OR REVOCATION

         It is agreed by and between the parties hereto that, during the lifetime of the Insured, this Plan and Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Company.

XVI.     EFFECTIVE DATE

         The Effective Date of this Plan and Agreement shall be
         ____________________.

XVII.    SEVERABILITY AND INTERPRETATION

         If a provision of this Plan and Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

XVIII.   APPLICABLE LAW

         The validity and interpretation of this Plan and Agreement shall be governed by the laws of the Commonwealth of Virginia.

Executed at ____________, ____________ this ______ day of _____________, ______.

                                            FIRST COMMUNITY BANCSHARES, INC.
                                            Bluefield, Virginia

___________________________                 By:_________________________________
Witness                                                                    Title

___________________________                 ____________________________________
Witness                                     Insured





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                          BENEFICIARY DESIGNATION FORM
                      FOR THE INSURANCE ENDORSEMENT METHOD
                         SPLIT DOLLAR PLAN AND AGREEMENT


PRIMARY DESIGNATION:


      NAME                       ADDRESS                    RELATIONSHIP
      ----                       -------                    ------------


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SECONDARY (CONTINGENT) DESIGNATION:


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All sums payable under the Life Insurance Endorsement Method Split Dollar Plan
and Agreement by reason of my death shall be paid to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary (Contingent) Beneficiary.



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Signature of Participant                    Date










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